                                                       Registration No. 33-_____


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                            United Retail Group, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   51-0303670
                      (I.R.S. employer identification no.)

            365 West Passaic Street, Rochelle Park, New Jersey    07662
          (Address of principal executive offices)              (Zip code)

               United Retail Group 1996 Stock Option Plan
                          1991 Performance Options
                 Restated 1989 Performance Option Plan
                            (Full title of the plan)

                                George R. Remeta
                             365 West Passaic Street
                         Rochelle Park, New Jersey 07662
                     (Name and address of agent for service)

                                 (201) 909-2110
           Telephone number, including area code, of agent for service

CALCULATION OF REGISTRATION FEE



                                                        Proposed           Proposed
                                                         maximum            maximum
    Title of securities          Amount to be        offering price        aggregate
      to be registered            registered            per unit        offering price      Filing fee
Common Stock, $.001 par
value per share (issuable       1,128,125 shares     from $1.00 to          $1,328,125        $391.80
under Restated 1989                                       $5.00(1)
Performance Option Plan)

Common Stock, $.001 par
value per share (issuable         300,000 shares          $5.00(1)          $1,500,000        $442.50
under 1991 Performance
Options)

Common Stock, $.001 par
value per share (issuable         352,000 shares     from $2.63 to          $1,672,688        $493.44
under 1996 Stock Option                                   $5.88(1)
Plan)

Common Stock, $.001 par            88,000 shares
value per share (issuable         (stock options        $6.0625(2)            $533,500        $157.38
under 1996 Stock Option          available to be
Plan)                                   granted)

Common Stock, $.001 par
value per share (issuable           3,000 shares          $8.75(1)             $26,250          $7.74
                                    ------------                               -------          -----
under options held by retired
director)
Total                           1,871,125 shares                            $5,060,563      $1,492.86
                                ================                            ==========      =========


---------------------

(1) Representing the exercise price(s) of employee stock options that were granted.

(2) Representing the average of the high and low sales prices of a share of Common Stock on the NASDAQ National Market System on March 2, 1998.

                                1,461,813 SHARES

                            UNITED RETAIL GROUP, INC.

                                  COMMON STOCK
                           (PAR VALUE $.001 PER SHARE)

                             -----------------------


     The 1,461,813 shares of Common Stock offered hereby are being sold by the Selling Stockholders and are presently outstanding or issuable upon the exercise of employee stock options under United Retail Group, Inc.'s Restated 1989 Performance Option Plan, 1991 Performance Options, and 1996 Stock Option Plan. See "Selling Stockholders". The Company will not receive any of the proceeds from the sale of the shares offered hereby.

        The Common Stock is quoted on the NASDAQ National Market System under the symbol "URGI".

        SEE "RISK FACTORS" FOR CERTAIN CONDITIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.









                             -----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------


                  The date of this Prospectus is March 5, 1998

                         -------------------------------

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NASDAQ National Market System, 1735 K Street, N.W., Washington, D.C. 20006, on which the Common Stock of the Company is listed. The Commission maintains a Web site that contains reports, proxy statements and other information regarding the Company filed electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

                         ------------------------------

                           INCORPORATION BY REFERENCE

               Certain reports, proxy statements and other information filed by the Company with the Commission have been incorporated by reference in this Prospectus but are not being delivered herewith. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that has been incorporated by reference in this Prospectus). Requests for a copy of such information should be directed to the Company's Senior Vice President- General Counsel, 365 West Passaic Street, Rochelle Park, New Jersey 07662 (Telephone No. (201) 909-2200).

                         -------------------------------

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                                  RISK FACTORS

COMPETITION

        All aspects of the women's retail apparel business are highly competitive. Many of the competitors are units of large national chains that have substantially greater resources than the Company. Management believes that its principal competitors include all major national and regional department stores, specialty retailers (including Lane Bryant, Inc., which is a subsidiary of The Limited, and which management believes is the largest specialty retailer of large-size women's apparel), discount stores, mail order companies, television shopping channels and interactive electronic media. Management believes its merchandise selection, prices, consistency of merchandise quality and fit, and appealing shopping experience emphasizing strong merchandise presentations, together with its experienced management team, management information systems and logistics capabilities, enable it to compete in the marketplace.


EXTERNAL INFLUENCES

        Future results could differ materially from those currently anticipated by the Company due to possible (i) shifting shopping patterns, both within the specialty store sector and in other channels of distribution, (ii) extreme or unseasonable weather conditions, (iii) economic downturns, weakness in overall consumer demand, and variations in the demand for women's fashion apparel, (iv) imposition by vendors, or their third-party factors, of more onerous payment terms for domestic merchandise purchases, (v) acceleration in the rate of business failures and inventory liquidations in the specialty store sector of the women's apparel industry, and (vi) disruptions in the sourcing of merchandise abroad, including (a) China's claims to sovereignty over Taiwan, (b) North Korea's claims to sovereignty over South Korea, (c) exchange rate fluctuations, (d) political instability, (e) trade sanctions or restrictions,
(f) changes in quota and duty regulations, (g) delays in shipping or (h) increased costs of transportation.

CONTROLLING STOCKHOLDERS

        The Company's largest stockholder is Limited Direct Associates, L.P. ("LDA"), which owned 2,600,000 shares, approximately 19.9% of the outstanding Common Stock, at February 16, 1998. LDA is an affiliate of The Limited, Inc.

        At February 16, 1998, approximately 40.5% of the outstanding Common Stock was held by LDA, Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, the other Management Stockholders and certain other stockholders who are parties to a Restated Stockholders' Agreement. In accordance with the Restated Stockholders' Agreement, each of LDA and Mr. Benaroya designates two of the Company's nine Directors, whom the parties to the Restated Stockholders' Agreement have agreed to vote for. Accordingly, LDA and Mr. Benaroya will together be able to exercise considerable influence over the management of the Company. See "Incorporation of Certain Information By Reference."

DEPENDENCE ON KEY EXECUTIVE

        The Company believes that it has benefited substantially from the leadership of Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company. The Company believes that the loss of his services could have an adverse effect on the Company. Mr. Benaroya has a Restated Employment Agreement with the Company, dated November 1, 1991, that expires on May 20, 1999. See "Incorporation of Certain Information by Reference."

IMPACT OF CERTAIN REGISTRATION RIGHTS

        Under the Restated Stockholders' Agreement, LDA and Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, each has demand registration rights to require the Company to prepare and file registration statements under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a combined total of 4,000,000 outstanding shares of Common Stock. In addition, under the Restated Stockholders' Agreement, LDA, Mr. Benaroya, the Management Stockholders and certain other stockholders have the right to participate on a "piggyback" basis in any future registration statements filed by the Company under the Securities Act to effect demand registration rights or to raise capital for itself through an offering of its equity securities, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration on a "piggyback" basis. See "Incorporation of Certain Information by Reference."

        In addition to the Demand Registrations provided in the Restated Stockholders' Agreement and the registration statement of which this Prospectus is a part, the Company has registered under the Securities Act 625,700 shares of Common Stock issuable pursuant to the exercise of employee stock options under the Restated 1990 Stock Option Plan and 31,675 outstanding shares that were issued pursuant to the exercise of employee stock options under the Restated 1990 Stock Option Plan and not resold.

        The potential for sales of up to 6,528,500 shares of Common Stock under the registration statement of which this Prospectus is a part, the registration statement for the Restated 1990 Stock Option Plan and registration statements that may be filed pursuant to the exercise of Demand Registration Rights and the obligation to include sales by certain stockholders on a "piggyback" basis in any future registration statements could impair the Company's future ability to raise capital through an offering of its equity securities by increasing the number and size of public offerings of Common Stock by sellers other than the Company.

SHARES ELIGIBLE FOR FUTURE SALE

        As of February 16, 1998, the Company had outstanding 13,085,188 shares of Common Stock, employee stock options under the Restated 1990 Stock Option Plan on 625,700 shares of Common Stock and employee stock options on 705,000 shares included in the registration statement of which this Prospectus is a part.

        Any shares being sold by an "affiliate" of the Company (as that term is defined under the rules and regulations adopted under the Securities Act) or by a person who would be deemed to have been an "affiliate" at any time during the 90 days preceding a sale will be subject to the volume and manner of sale limitations in Rule 144 adopted under the Securities Act. See "Incorporation of Certain Information by Reference." A person who is not deemed to have been an "affiliate" at any time during the 90 days preceding a sale would be entitled to sell shares that are "restricted securities" under Rule 144 without regard to the volume and manner of sale limitations in Rule 144, provided that three years have elapsed since such shares have been acquired from the Company or an affiliate of the Company.

        Based on available information, the Company believes that all of its outstanding shares of Common Stock not held by its "affiliates" are eligible for sale without regard to the volume and manner of sale limitations in Rule 144.

        The Company can make no prediction as to the effect, if any, that sales of shares of Common Stock or the availability of shares of Common Stock for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

                                EXECUTIVE OFFICES

        The executive offices of the Company are located at 365 West Passaic Street, Rochelle Park, New Jersey (telephone no. (201) 845-0880).

                              PLAN OF DISTRIBUTION

        The Selling Stockholders will offer shares of Common Stock for sale from time to time on the NASDAQ National Market System through their respective brokers and may also offer shares for sale in private transactions.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The documents listed in (a) through (c) below are incorporated by reference in this Prospectus; and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents:

        (a) the Company's Annual Report on Form 10-K (including information incorporated therein by reference) for the year ended February 1, 1997;

        (b) all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act after February 1, 1997; and

        (c) the description of the Company's Common Stock, par value $.001 per share, contained in its Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, including any amendment or report filed for the purpose of updating such description.

                                 USE OF PROCEEDS

        All shares of Common Stock offered hereby are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of such shares.

        The exercise price of employee stock options to be exercised by certain of the Selling Stockholders will be used by the Company for general corporate purposes.

                            VALIDITY OF COMMON STOCK

        The validity of the shares of Common Stock being sold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan and to purchase 60,000 shares of Common Stock under the 1996 Stock Option Plan. The shares of Common Stock issuable upon the exercise of stock options under the 1996 Stock Option Plan held by Mr. Carroll are included in the offering (see "Selling Stockholders"). Mr. Carroll is the beneficiary of retirement trusts that hold 14,355 shares of Common Stock for his account.

                                     EXPERTS

        The consolidated balance sheets of the Company as of February 1, 1997 and February 3, 1996 and the related consolidated statements of income, cash flows and stockholders' equity for each of the three fiscal years ended February 1, 1997 have been incorporated in this Prospectus in reliance on the reports of Coopers & Lybrand, L.L.P., independent accountants, and on the authority of that firm as experts in accounting and auditing.

                              SELLING STOCKHOLDERS

        The following table sets forth the beneficial ownership of the Company's Common Stock by each Selling Stockholder, both as of February 16, 1998 and after the sale of the shares of Common Stock offered hereby, and the number of shares available for sale in the offering, whether or not the Selling Stockholder has a present intention to sell. All information was determined in accordance with Rule 13d-3 under the Exchange Act based on information furnished by the Selling Stockholder.

                                 Beneficial Ownership                           Beneficial Ownership
                                  Before Offering(1)                               After Offering

                                                              Number of Shares
                                                               of Common Stock
Name and Title of                Number of                       Offered for    Number of
Selling Stockholder                Shares       Percent            Sale(2)        Shares    Percent
Raphael Benaroya
  Chairman of the Board,
  President and Chief            2,599,507(3)    19.4%            1,027,925     1,571,582    11.9%
  Executive Officer
 George R. Remeta
  Vice Chairman,
  Chief Financial Officer          457,888(4)    3.5%               216,888       241,000    1.8%
  and Secretary
Kenneth P. Carroll
  Senior Vice President -           31,355(5)      *                 60,000           -0-
  General Counsel
Ellen Demaio
  Senior Vice President -
  General Merchandising             39,000(6)      *                 32,000         7,000      *
 Manager
Carrie Cline-Tunick
  Vice President -
  Product Design and                 2,000(7)      *                 40,000           -0-
  Development
Julie L. Daly
  Vice President -                   3,000(8)      *                 10,000           -0-
  Strategic Planning
Kent Frauenberger
  Vice President -                  11,379(9)      *                  5,000         6,379      *
  Logistics
Jon Grossman
  Vice President -                  16,860(8)      *                 10,000         6,860      *
  Finance
Charles E. Naff
  Vice President -                  4,000(10)      *                 30,000           -0-
  Sales
Bradley Orloff
  Vice President -                 35,000(11)      *                  5,000        30,000      *
  Marketing
Robert Portante                    25,194(12)      *                  5,000        20,194      *
  Vice President -
  MIS

                                 Beneficial Ownership                           Beneficial Ownership
                                  Before Offering(1)                               After Offering

                                                              Number of Shares
                                                               of Common Stock
Name and Title of                Number of                       Offered for    Number of
Selling Stockholder                Shares       Percent            Sale(2)        Shares    Percent
Fredric E. Stern
  Vice President -               30,300(10)      *                    5,000         25,300     *
  Controller
Joseph A. Alutto              9,850(13)(14)      *                    3,000          6,850     *
  Director
Russell Berrie                   33,600(13)      *                    3,000         30,600     *
  Director
Joseph Ciechanover                1,800(15)      *                    3,000            -0-
  Director
Ilan Kaufthal                  68,600(13)(16)    *                    3,000         65,600     *
  Director
Vincent Langone                  26,600(17)      *                   3 ,000         23,600     *
  Director
                               -------------                      ---------
Total                          3,395,933(18)                      1,461,813
                               =============                      =========


--------------------------
*  Less than 0.6%

(1) Includes shares issuable upon the exercise of stock options that are vested or will become vested prior to April 17, 1998.

(2) Represents all shares issuable upon the exercise of stock options included in the Registration Statement of which this Prospectus is a part, whether or not presently vested, and outstanding shares so included.

(3) Includes 321,570 shares which may be acquired within 60 days by the exercise of stock options.

(4) Includes 116,000 shares which may be acquired within 60 days by the exercise of stock options and certain shares held jointly with his wife.

(5) Includes 17,000 shares which may be acquired within 60 days by the exercise of stock options.

(6) Includes 14,000 shares which may be acquired within 60 days by the exercise of stock options.

(7) Includes 2,000 shares which may be acquired within 60 days by the exercise of stock options.

(8) Includes 3,000 shares which may be acquired within 60 days by the exercise of stock options.

(9) Includes 6,400 shares which may be acquired within 60 days by the exercise of stock options.

(10) Includes 4,000 shares which may be acquired within 60 days by the exercise of stock options.

(11) Includes 13,000 shares which may be acquired within 60 days by the exercise of stock options.

(12) Includes 6,000 shares which may be acquired within 60 days by the exercise of stock options.

(13) Includes 8,600 shares which may be acquired within 60 days by the exercise of stock options.

(14)    The outstanding shares are held jointly with his wife.

(15) Consists of shares which may be acquired within 60 days by the exercise of stock options.

(16) Excludes shares held by Schroder Wertheim & Co. Incorporated, of which Mr. Kaufthal is a Vice Chairman, and as to which he disclaims beneficial ownership. The outstanding shares owned beneficially are held jointly with his wife.

(17) Includes 3,600 shares which may be acquired within 60 days by the exercise of stock options and includes 400 shares held by a partnership, as to which he disclaims beneficial ownership.

(18) Includes 541,170 shares which may be acquired within 60 days by the exercise of stock options.

        Messrs. Benaroya, Remeta, Carroll and Grossman are officers of the Company. The other officers listed are officers of operating subsidiaries of the Company. The Directors listed, the Chairman of the Board and the Vice Chairman are Directors of the Company.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filings of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

        (a) The Prospectus filed with the Commission on March 16, 1993 in connection with the Registrant's Form S-1 Registration Statement (Registration Number 33-57464).

        (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the Registrant's fiscal year ended January 30, 1993.

        (c) The description of the Registrant's Common Stock, par value $.001 per share, contained in the Registrant's Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares of Common Stock being sold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan and to purchase 60,000 shares of Common Stock under the 1996 Stock Option Plan. The shares of Common Stock issuable upon the exercise of stock options under the 1996 Stock Option Plan held by Mr. Carroll are included in the offering (see "Selling Stockholders"). Mr. Carroll is the beneficiary of retirement trusts that hold 14,355 shares of Common Stock for his account.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by majority vote of directors who were not party to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.

        The By-laws of the Registrant provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by law, as now in effect or later amended. The By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Registrant. The By-laws further provide that such indemnification provisions are not exclusive.

        Additionally, the Registrant's Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

        The Registrant carries a directors' and officers' insurance policy that provides indemnification to its officers and directors under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Pursuant to the provisions of the Company's Restated 1989 Performance Option Plan, Raphael Benaroya purchased 937,500 shares of Common Stock and George R. Remeta purchased 140,625 shares of Common Stock on February 13, 1998. The shares purchased by Messrs. Benaroya and Remeta are restricted securities that will be reofferred and resold by them under this Registration Statement. The restricted securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Act. Section 4(2) made the exemption available because (i) the purchasers were officers of the Company,
(ii) the purchasers were the only participants in the 1989 Plan and the only offerees in connection with the 1989 Plan, (iii) the purchasers made representations about their investment intent and (iv) the stock certificates representing the shares purchased will contain appropriate legends restricting transfer except in compliance with the Securities Act and the regulations promulgated thereunder.

ITEM 8.  EXHIBITS.

      The following exhibits are filed as a part of this registration statement.

4.    Instruments Defining the Rights of Security Holders.

                    4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement (Registration Number 33-44499)).

5.    Opinion re Legality.


                    5.1 Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock being registered hereunder.


23.   Consent of Experts and Counsel.

                    23.1 Consent of Coopers & Lybrand, L.L.P.

                    23.2 Consent of Kenneth P. Carroll, Esq. as
                       set forth as part of Exhibit 5.1 above.

        The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 1, 1997 are incorporated herein by reference:

                    Number in filing    Description

                    10.1 Amdendment, dated September 15, 1997, to Financing Agreement among the Corporation, United Retail Incorporated and The CIT Group/Business Credit, Inc. ("CIT")

        The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:

                    Number in Filing    Description

                    10.1 Financing Agreement, dated August 15, 1997, among the Corporation, United Retail Incorporated and CIT
                    10.2* Amendment No. 1 to Restated Supplemental Retirement Savings Plan

        The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended February 1, 1997 are incorporated herein by reference:

                    Number in Filing    Description


                    13 Sections of 1996 Annual Report to Stockholders (including opinion of Independent Public Accountants) that are incorporated by reference in response to the items of the Annual Report on Form 10-K

                    23.1 Consent of Independent Public Accountants for the Corporation

The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:

Number in Filing    Description

                    10.1*               Restated Supplemental Retirement Savings
                                        Plan

The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 4, 1996 are incorporated herein by reference:

                    Number in Filing    Description

                    10.1* Severance Pay Agreement, dated May 28, 1996, between the Corporation and Raphael Benaroya

                    10.2* Severance Pay Agreement, dated May 28, 1996, between the Corporation and George
                                        R. Remeta

                    10.3 Amended and Restated Term Sheet Agreement for Hosiery, dated as of December 29, 1995, between The Avenue, Inc. and American Licensing Group, Inc. (Confidential portions have been deleted and filed separately with the Secretary of the Commission)


The Corporation's 1996 Stock Option Plan set forth as Exhibit A to the Corporation's proxy statement on Schedule 14A for its 1996 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation's Current Report on Form 8-K, dated March 22, 1996, are incorporated herein by reference:

                    Number in Filing     Description

                    10.3* Employment Agreement, dated March 1, 1996 , between the Corporation and Kenneth P. Carroll

The following exhibits to the Corporation's Amended Current Report on Form 8-KA, dated May 22, 1995, are incorporated herein by reference:

                    Number in Filing    Description

                    10.1 Amended and Restated Gloria Vanderbilt Intimate Apparel Sublicense Agreement, dated May 22, 1995, between United Retail Incorporated and American Licensing Group Limited Partnership ("ALGLP")

                    10.2 Gloria Vanderbilt Sleepwear Sublicense Agreement, dated May 22, 1995, between United Retail Incorporated and ALGLP

The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 28, 1995 are incorporated herein by reference:

                    Number in Filing    Description

                    10.1*               Incentive Compensation Program Summary

                    21                  Subsidiaries of the Corporation

The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended July 30, 1994 is incorporated herein by reference:

                    Number  in Filing   Description

                    l0.2* Letter from the Corporation to Raphael Benaroya and George R. Remeta, dated May 20, 1994, regarding their respective Restated Employment Agreements, dated November 1, 1991

The following exhibits to the Corporation's amended Annual Report on Form 10-KA for the year ended January 29, 1994 are incorporated herein by reference:

                    Number  in Filing   Description


                    10.3 Amendment, dated December 6, 1993, to Credit Agreement between the Corporation and Citibank

                    10.4 Term Sheet Agreement, dated as of May 4, 1993, with respect to Amended and Restated Gloria Vanderbilt Hosiery Sublicense Agreement

The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended July 31, 1993 are incorporated herein by reference.

                    Number in Filing    Description

                    4.1 Amended By-Laws of the Corporation, as amended June 1, 1993

                    4.2 Amendment No. 1, dated June 1, 1993, to Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders

The Corporation's Restated 1990 Stock Option Plan set forth as Exhibit A to the Corporation's proxy statement on Schedule 14A for its 1993 annual meeting of stockholders is incorporated herein by reference.*

The following exhibits to the Corporation's Current Report on Form 8-K, dated January 6, 1993, are incorporated herein by reference:

                    Number in Filing    Description

                    4.2 Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders

                    10.6 Second Amendment to Lease, dated June 30, 1992, to Office Lease between Mack Passaic Street Properties Co. and Sizes Unlimited, Inc. (now known as United Retail Incorporated)

                    10.7 Guaranty of Lease, dated June 30, 1992, made by Sizes Unlimited Holding Corporation (now known as United Retail Holding Corporation) to Mack Passaic Street Properties Co.

The following exhibits to the Corporation's Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

                    Number in Filing    Description

                    3.1 Amended and Restated Certificate of Incorporation of Registrant

                    4.1                 Specimen Certificate for Common Stock of
                                        Registrant

                    10.2.1 Software License Agreement, dated as of April 30, 1989, between The Limited Stores, Inc. and Sizes Unlimited, Inc.

                    10.2.2 Amendment to Software License Agreement, dated December 10, 1991

                    10.7 Amended and Restated Gloria Vanderbilt Hosiery Sublicense Agreement, dated as of April 30, 1989, between American Licensing Group, Inc. (Licensee) and Sizes Unlimited, Inc. (Sublicensee)

                    10.11 Office Lease, dated June 12, 1987, between Mack Passaic Street Properties Co. and Sizes Unlimited, Inc. and Amendment thereto dated August 21, 1988

                    10.12 Amended and Restated Master Affiliate Sublease Agreement, dated as of July 17, 1989, among Lane Bryant, Inc., Lerner Stores, Inc. (Landlord) and Sizes Unlimited, Inc. (Tenant) and Amendment thereto, dated July 17, 1989

                    10.23* Restated Employment Agreement, dated November 1, 1991, between the
                                        Corporation and Raphael Benaroya

                    10.25* Restated Employment Agreement, dated November 1, 1991, between the
                                        Corporation and George R. Remeta

                    10.29* Restated 1989 Management Stock Option Plan, dated November 1, 1991

                    10.30* Performance Option Agreement, dated July 17, 1989, between the Corporation, then known as Lernmark, Inc., and Raphael Benaroya and First Amendment thereto dated November 1, 1991

                    10.31* Performance Option Agreement, dated July 17, 1989, between the Corporation and George R. Remeta and First Amendment thereto dated November 1, 1991

                    10.32* Second Amendment, dated November 1, 1991, to Performance Option Agreements with Raphael Benaroya and George R. Remeta

                    10.33* 1991 Stock Option Agreement, dated November 1, 1991, between the
                                        Corporation and Raphael Benaroya

                    10.34* 1991 Stock Option Agreement, dated November 1, 1991, between the
                                        Corporation and George R. Remeta

                    10.38 Management Services Agreement, dated August 26, 1989, between American Licensing Group, Inc. and ALGLP

                    10.39 First Refusal Agreement, dated as of August 31, 1989, between the Corporation and ALGLP

                    10.43 Credit Plan Agreement, dated June 3, 1992, among the Corporation, Sizes Unlimited, Inc. and Citibank.

The following exhibit to the Restated Schedule 13D, dated February 5, 1997, of Raphael Benaroya with respect to shares of Common Stock of the Corporation is incorporated herein by reference:

                    Number in Filing    Description

                    99.10 Amendment No. 2, dated February 1, 1997, to Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders

-------------------------

        *A compensatory plan for the benefit of the Corporation's management or a management contract.

ITEM 9.  UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To including any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochelle Park, State of New Jersey, on the 27th day of February, 1998.




                                UNITED RETAIL GROUP, INC.
                                (Registrant)



                                By: RAPHAEL BENAROYA
                                    ---------------------------------------
                                    Raphael Benaroya, Chairman of the Board,
                                    President and Chief Executive Officer


                                POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Raphael Benaroya and George R. Remeta, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 27th day of February, 1998.

SIGNATURE                   TITLE

RAPHAEL BENAROYA            Chairman of the Board, President, Chief Executive
------------------               Officer and Director
Raphael Benaroya

GEORGE R. REMETA            Vice Chairman of the Board, Chief Financial Officer,
------------------               Secretary and Director
George R. Remeta

JON GROSSMAN                Vice President-Finance and Chief Accounting
------------------               Officer
Jon Grossman

JOSEPH A. ALUTTO                                Director
--------------------
Joseph A. Alutto

--------------------                            Director
Russell Berrie

JOSEPH CIECHANOVER                              Director
--------------------
Joseph Ciechanover

ILAN KAUFTHAL                                   Director
--------------------
Ilan Kaufthal

VINCENT LANGONE                                 Director
--------------------
Vincent Langone

CHRISTINA A. MOHR                               Director
--------------------
Christina A. Mohr

RICHARD W. RUBENSTEIN                           Director
--------------------
Richard W. Rubenstein

                                  EXHIBIT LIST

        The following exhibits are filed as a part of this amendment to the registration statement.

4.  Instruments Defining the Rights of Security Holders.

        4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement (Registration Number 33-44499)).

5.  Opinion re Legality.

        5.1 Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock being registered hereunder.

23.  Consent of Experts and Counsel.

        23.1 Consent of Coopers & Lybrand, L.L.P.

        23.2 Consent of Kenneth P. Carroll, Esq. as set forth as part of Exhibit
        5.1 above.

        The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 1, 1997 are incorporated herein by reference:

                    Number in filing    Description

                    10.1 Amdendment, dated September 15, 1997, to Financing Agreement among the Corporation, United Retail Incorporated and The CIT Group/Business Credit, Inc. ("CIT")

        The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:

                    Number in Filing    Description

                    10.1 Financing Agreement, dated August 15, 1997, among the Corporation, United Retail Incorporated and CIT
                    10.2* Amendment No. 1 to Restated Supplemental Retirement Savings Plan

        The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended February 1, 1997 are incorporated herein by reference:

                    Number in Filing    Description


                    13 Sections of 1996 Annual Report to Stockholders (including opinion of Independent Public Accountants) that are incorporated by reference in response to the items of the Annual Report on Form 10-K

                    23.1 Consent of Independent Public Accountants for the Corporation

The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:

                    Number in Filing    Description



                    10.1*               Restated Supplemental Retirement Savings
                                        Plan

The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 4, 1996 are incorporated herein by reference:


                    Number in Filing    Description

                    10.1* Severance Pay Agreement, dated May 28, 1996, between the Corporation and Raphael Benaroya

                    10.2* Severance Pay Agreement, dated May 28, 1996, between the Corporation and George
                                        R. Remeta

                    10.3 Amended and Restated Term Sheet Agreement for Hosiery, dated as of December 29, 1995, between The Avenue, Inc. and American Licensing Group, Inc. (Confidential portions have been deleted and filed separately with the Secretary of the Commission)

The Corporation's 1996 Stock Option Plan set forth as Exhibit A to the Corporation's proxy statement on Schedule 14A for its 1996 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation's Current Report on Form 8-K, dated March 22, 1996, are incorporated herein by reference:

                    Number in Filing    Description

                    10.3* Employment Agreement, dated March 1, 1996 , between the Corporation and Kenneth P. Carroll

The following exhibits to the Corporation's Amended Current Report on Form 8-KA, dated May 22, 1995, are incorporated herein by reference:

                    Number in Filing    Description

                    10.1 Amended and Restated Gloria Vanderbilt Intimate Apparel Sublicense Agreement, dated May 22, 1995, between United Retail Incorporated and American Licensing Group Limited Partnership ("ALGLP")

                    10.2 Gloria Vanderbilt Sleepwear Sublicense Agreement, dated May 22, 1995, between United Retail Incorporated and ALGLP

The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 28, 1995 are incorporated herein by reference:

                    Number in Filing    Description

                    10.1*               Incentive Compensation Program Summary

                    21                  Subsidiaries of the Corporation

The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended July 30, 1994 is incorporated herein by reference:

                    Number  in Filing   Description

                    l0.2* Letter from the Corporation to Raphael Benaroya and George R. Remeta, dated May 20, 1994, regarding their respective Restated Employment Agreements, dated November 1, 1991

The following exhibits to the Corporation's amended Annual Report on Form 10-KA for the year ended January 29, 1994 are incorporated herein by reference:

                    Number  in Filing   Description


                    10.3 Amendment, dated December 6, 1993, to Credit Agreement between the Corporation and Citibank

                    10.4 Term Sheet Agreement, dated as of May 4, 1993, with respect to Amended and Restated Gloria Vanderbilt Hosiery Sublicense Agreement

The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended July 31, 1993 are incorporated herein by reference.

                    Number in Filing    Description

                    4.1 Amended By-Laws of the Corporation, as amended June 1, 1993

                    4.2 Amendment No. 1, dated June 1, 1993, to Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders

The Corporation's Restated 1990 Stock Option Plan set forth as Exhibit A to the Corporation's proxy statement on Schedule 14A for its 1993 annual meeting of stockholders is incorporated herein by reference.*

The following exhibits to the Corporation's Current Report on Form 8-K, dated January 6, 1993, are incorporated herein by reference:

                    Number in Filing    Description

                    4.2 Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders

                    10.6 Second Amendment to Lease, dated June 30, 1992, to Office Lease between Mack Passaic Street Properties Co. and Sizes Unlimited, Inc. (now known as United Retail Incorporated)

                    10.7 Guaranty of Lease, dated June 30, 1992, made by Sizes Unlimited Holding Corporation (now known as United Retail Holding Corporation) to Mack Passaic Street Properties Co.

The following exhibits to the Corporation's Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

                    Number in Filing    Description

                    3.1 Amended and Restated Certificate of Incorporation of Registrant

                    4.1                 Specimen Certificate for Common Stock of
                                        Registrant

                    10.2.1 Software License Agreement, dated as of April 30, 1989, between The Limited Stores, Inc. and Sizes Unlimited, Inc.

                    10.2.2 Amendment to Software License Agreement, dated December 10, 1991

                    10.7 Amended and Restated Gloria Vanderbilt Hosiery Sublicense Agreement, dated as of April 30, 1989, between American Licensing Group, Inc. (Licensee) and Sizes Unlimited, Inc. (Sublicensee)

                    10.11 Office Lease, dated June 12, 1987, between Mack Passaic Street Properties Co. and Sizes Unlimited, Inc. and Amendment thereto dated August 21, 1988

                    10.12 Amended and Restated Master Affiliate Sublease Agreement, dated as of July 17, 1989, among Lane Bryant, Inc., Lerner Stores, Inc. (Landlord) and Sizes Unlimited, Inc. (Tenant) and Amendment thereto, dated July 17, 1989

                    10.23* Restated Employment Agreement, dated November 1, 1991, between the
                                        Corporation and Raphael Benaroya

                    10.25* Restated Employment Agreement, dated November 1, 1991, between the
                                        Corporation and George R. Remeta

                    10.29* Restated 1989 Management Stock Option Plan, dated November 1, 1991

                    10.30* Performance Option Agreement, dated July 17, 1989, between the Corporation, then known as Lernmark, Inc., and Raphael Benaroya and First Amendment thereto dated November 1, 1991

                    10.31* Performance Option Agreement, dated July 17, 1989, between the Corporation and George R. Remeta and First Amendment thereto dated November 1, 1991

                    10.32* Second Amendment, dated November 1, 1991, to Performance Option Agreements with Raphael Benaroya and George R. Remeta

                    10.33* 1991 Stock Option Agreement, dated November 1, 1991, between the
                                        Corporation and Raphael Benaroya

                    10.34* 1991 Stock Option Agreement, dated November 1, 1991, between the
                                        Corporation and George R. Remeta

                    10.38 Management Services Agreement, dated August 26, 1989, between American Licensing Group, Inc. and ALGLP

                    10.39 First Refusal Agreement, dated as of August 31, 1989, between the Corporation and ALGLP

                    10.43 Credit Plan Agreement, dated June 3, 1992, among the Corporation, Sizes Unlimited, Inc. and Citibank.

The following exhibt it to the Restated Schedule 13D, dated February 5, 1997, of Raphael Benaroya with respect to shares of Common Stock of the Corporation is incorporated herein by reference:

                    Number in Filing    Description

                    99.10 Amendment No. 2, dated February 1, 1997, to Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders

-------------------------

        *A compensatory plan for the benefit of the Corporation's management or a management contract.